Exhibit 10.54

AMENDMENT NO. 2 TO

THE AMENDED AND RESTATED

NEIMAN MARCUS GROUP, INC. DEFINED CONTRIBUTION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective as of January 1, 2008)

Pursuant to the provisions of Article VIII thereof, The Amended and Restated Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan (Effective as of January 1, 2008) (the “Plan”) is hereby amended in the following respects only:

FIRST:  Section 2-19(a)(2)(E) of the Plan is hereby amended by restatement in its entirety to read as follows:

(E)           either:

(i)  had in effect on August 1 of the preceding calendar year (or, if later, on the Employee’s date of hire) a rate of Base Pay of at least 80% of the Compensation Limitation applicable to such preceding calendar year, or

(ii) was an Eligible Employee who was a Participant in this Plan on July 31, 2010, or was actively participating in the DB SERP as a “Grandfathered Rule of 65 Employee” (as that term is defined therein) on July 31, 2010 and ceased accruing additional benefits under the DB SERP immediately after July 31, 2010.

SECOND:  Section 4-1 of the Plan is hereby amended by restatement in its entirety to read as follows:

Section 4-1            Defined Contributions.

(a)           Non-Transitional Defined Contributions.  Effective as of the Effective Date, the Company shall make a Non-Transitional Defined Contribution to the Plan on behalf of each Eligible Employee periodically throughout the Plan Year.  The aggregate amount of such Non-Transitional Defined Contributions credited on behalf of each Eligible Employee during each Plan Year will be equal to the product of:

(1)           that portion of such Eligible Employee’s Eligible Compensation for the Plan Year that exceeds the Compensation Limitation, and

(2)           ten and one-half percent (10.5%);

provided, however, that with respect to those Participants who were actively participating in the DB SERP as of July 31, 2010 and first became Participants in this Plan as of August 1, 2010, the aggregate amount of Non-Transitional Defined Contributions for the 2010 Plan Year shall be equal to the product of:

(1)           that amount of such Eligible Employee’s Eligible Compensation paid during the entire 2010 Plan Year that exceeds the Compensation Limitation (with the portion of the 2010 Eligible Compensation paid after reaching the

Compensation Limitation in 2010 to be referred to as “2010 Excess Compensation”) minus any such 2010 Excess Compensation paid prior to August 1, 2010, and

(2) ten and one-half percent (10.5%).

(b)           Transitional Defined Contributions.

(1)           In addition to amounts credited to Eligible Employees under Section 4-1(a) above, effective as of the Effective Date, the Company shall periodically make Transitional Defined Contributions during the Plan Year on behalf of each Eligible Employee who:

(A)          was eligible under the DB SERP as of December 31, 2007 but ceased to be eligible to actively participate in the DB SERP prior to July 31, 2010, and

(B)           has neither attained, nor will attain, age sixty-six (66) during the Plan Year to which the Transitional Defined Contribution would otherwise relate if credited to such Eligible Employee’s Defined Contribution Account.

(2)           The aggregate amount of such Transitional Defined Contributions for the Plan Year for each Eligible Employee who has satisfied the eligibility criteria reflected in Section 4-1(b)(1) above, shall be equal to the product of:

(A)          that portion of such Eligible Employee’s Eligible Compensation for the Plan Year that exceeds the Compensation Limitation, and

(B)           the applicable percentage that corresponds with the highest age attained by the Eligible Participant during the Plan Year to which the Transitional Defined Contribution relates, according to the schedule set forth below:

Eligible Employee’s
Highest Age During	Applicable Percentage of
Applicable Plan Year	Eligible Compensation

30-39	3%
40-49	4%
50-59	5%
60-65	6%
66 and Older	0%

(3)           In addition to the Transitional Defined Contributions made pursuant to the preceding provisions of this Section 4-1(b), effective as of August 1, 2010, the Company shall periodically make Transitional Defined Contributions during the Plan Year on behalf of each Eligible Employee who:

(A)          was actively participating in the DB SERP as a “Grandfathered Rule of 65 Employee” (as that term is defined therein) on July 31, 2010 but ceased to be eligible to continue to accrue a benefit in the DB SERP effective August 1, 2010, and

(B)           has neither attained, nor will attain, age sixty-six (66) during the Plan Year to which the Transitional Defined Contribution would otherwise relate if credited to such Eligible Employee’s Defined Contribution Account.

The amount of the Transitional Defined Contributions for each Participant eligible pursuant to this Section 4-1(b)(3) shall be the same amount as prescribed by the provisions of Section 4-1(b)(2) except that the aggregate amount of Transitional Defined Contributions for the 2010 Plan Year shall be equal to the product of:

(A)          that amount of such Eligible Employee’s Eligible Compensation paid during the entire 2010 Plan Year that exceeds the Compensation Limitation (with the portion of the 2010 Eligible Compensation paid after reaching the Compensation Limitation in 2010 to be referred to as “2010 Excess Compensation”) minus any such 2010 Excess Compensation paid prior to August 1, 2010, and

(B)           the applicable percentage that corresponds with the highest age attained by the Eligible Participant during the Plan Year to which the Transitional Defined Contribution relates, according to the schedule set forth above in Section 4-1(b)(2)(B).

(c)           Timing of Defined Contributions.  Any Defined Contribution made under this Section 4-1 will be credited to the Employee’s Defined Contribution Account no later than as soon as administratively practicable following the close of the Plan Year to which such Defined Contribution relates.

IN WITNESS WHEREOF, this Amendment has been executed this 17th day of July, 2010 to be effective as of August 1, 2010.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ Scott M. Seale
Title:	VP – Benefits